UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2006

GENESIS BIOVENTURES, INC.

(Exact name of registrant as specified in its charter)

New York	000-30252	98-0225226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 King George Highway Surrey, BC, Canada	V4P 1B8
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 542-0820

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

(a)

In accordance with the engagement of Doug C. Lane to provide Interim Non-Employee CEO services for the Registrant, as described in Item 5.02(c) below, the Registrant entered into an interim CEO agreement with Experigen Management Company, whereby Mr. Lane as the President of Experigen, agreed to perform the duties and responsibilities of Chief Executive Officer for the Registrant for a period of 18 months. Upon completion of minimum financing by the Registrant of $3,000,000, the Registrant has agreed to appoint Mr. Lane as a fulltime employee as the Registrant’s CEO and President. If the financing is not achieved then the term of the agreement is to last 18 months from the date of execution. The material terms of Experigen’s engagement agreement are as follows:

•	The Registrant has agreed to pay Experigen $17,000 per month for the term of the Interim CEO agreement.
•

The Registrant has agreed to issue Experigen 1,229,092 shares of common stock and warrants to purchase 3,072,732 shares of common (which collectively equal approximately 7% of the Registrant’s common stock on a fully diluted basis as of March 31, 2006), in accordance with following:

•	One stock certificate for 1,229,092 shares of the Registrant’s common stock;
•	One warrant to purchase 1,536,366 shares of the Registrant’s common stock at a price of $0.10 per share, exercisable for five years;
•	A second warrant to purchase 1,536,366 shares of the Registrant’s common at a price of $0.10 per share, exercisable for five years.
•	In the event the Agreement is voluntarily terminated by Mr. Lane, all shares of common stock and warrants granted under the Agreement shall be returned to the Registrant and immediately cancelled.
•	The Registrant shall pay Experigen an achievement bonus of $50,000 if the Registrant receives a minimum of $4,000,000 in financing during 2006.
•

In the event of a transaction involving a Change in Control, as defined in the Agreement, which transaction results in the receipt by the Registant’s shareholders of consideration with a value representing a significant premium over the price per share of the Registrant’s stock, Experigen shall be paid a Transaction Bonus Fee to be determined by the Registrant’s Board of Directors. In addition, Experigen shall be paid a Transaction Bonus of 1.5% of the associated value of a transaction approved by the Board of Directors which is not a Change in Control Transaction, but which, nonetheless, involves a significant change in the ownership of the Registrant or the composition of the Board of Directors of the Registrant, and which results in significant additional value for the Registrant’s shareholders, or which results in significant value for the Registrant’s shareholders.

•

If a fulltime employment agreement is not entered into between the Registrant and Mr. Lane by September 30, 2007, or termination of the current agreement occurs without cause, the Registrant agrees to pay Experigen an engagement termination fee of $204,000.

•	In the event the agreement is not terminated because of a Change in Control, as defined in the Agreement, Experigen shall retain 100% of the stock and warrants granted under the Agreement.

A copy of Experigen’s engagement agreement is attached hereto as Exhibit 10.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

(b) Resignation of Officers

On March 31, 2006, T.J. Louis McKinney submitted his notice of resignation as Chief Financial Officer and Director of the Registrant, effective immediately.

On March 31, 2006, Lawrence J. Pasemko also submitted his notice of resignation as Executive Vice President and Director of the Registrant, effective immediately.

Both Mr. McKinney and Mr. Pasemko will be available on a consulting basis but their resignations are a result of the ongoing reorganization and restructuring of the company.

Upon the filing of the Registrant’s 2005 10-KSB, E. Greg McCartney intends to tender his resignation as the Registrant’s Chief Executive Officer, President and Chairman of the Board. Mr. McCartney will however, remain as a Director of the Registrant.

(c) Appointment of Officer

Concurrent with Mr. McKinney’s resignation as the Registrant’s Chief Financial Officer, the Registrant appointed E. Greg McCartney to serve as its Principal Accounting Officer.

The Registrant has entered into an employment agreement with Experigen Management Company, whereby Doug C. Lane, Experigen’s President, will serve as the Non-employee Interim Chief Executive Officer of the Registrant. This agreement was signed on March 31, 2006 and is attached hereto as Exhibit 10.

Doug C. Lane, age 56, currently is the President and Founder of Experigen Management Company, which provides professional management and interim senior executive management services to small cap and micro cap public and private technology and biotechnology companies. Mr. Lane has over 30 years experience in the biotechnology industry ranging from his clinical laboratory experience to serving in executive positions for various biotech companies. Prior to founding Experigen in 2005, Mr. Lane served as the President, Chief Executive Officer, Chairman and Director of ViaLogy Corp. from 2001 to 2005. Mr. Lane helped ViaLogy from its initial application to revenue production in multiple markets based on complex technology and an IP portfolio with no Prior Art patents. From 1999-2001 Mr. Lane was a Principal at

Interhealth Development Company where he assisted in developing life and science technology business in the United States as well as Europe. During his time there, he was able to restructure its business, capital structure, and management. Mr. Lane also gained experience in Business Development through his many years as a director of SmithKline Beecham Clinical Labs and SmithKline Beecham Pharmaceuticals between the years of 1987-1995. During his time at SmithKline’s Clinical Labs he managed mergers and acquisitions and developed diagnostic and genomic technology platforms. While at SmithKline’s Pharmaceuticals, Mr. Lane managed the Research and Development’s business initiative in the genomic drug discovery, which was a joint venture with Human Genome Sciences and The Institute for Genomic Research.

Mr. Lane has a degree in Psychology from the University of Southern California, a degree in Microbiology and Biochemistry from California State University, Chico, and a MBA in Finance from Golden Gate University.

(d) Election of a New Director

On March 31, 2006, the Registrant’s Board of Directors, concurrent with the resignations of Mr. McKinney and Mr. Pasemko, appointed Doug C. Lane to serve as the Chairman of the Registrant’s Board of Directors. Mr. Lane will serve until the next annual meeting of the Registrant’s shareholders.

Item 9.01 – Exhibits

(c) Exhibit.

Exhibit Number	Exhibit Title of Description
10	Engagement Agreement between Genesis Bioventures and Experigen Management Company, dated March 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS BIOVENTURES, INC.

By:/s/ Greg McCartney

E. Greg McCartney, Chief Executive Officer

Date: April 10, 2006